Exhibit 23.3

BARRIER 4, INC.

6200 E. Canyon Rim Road

Anaheim, California 92807

Telephone:  (714) 731-8867

July 11, 2012

Division of Corporation Finance

SECURITIES AND EXCHANGE COMMISSION

100 F Street NE

Washington D.C.  20549

Attn:

Mara L. Ransom, Asst. Director

Chris Chase, Staff Attorney

Andrew Mew, Accounting Branch Chief

Scott Stringer, Staff Accountant

Re:

Barrier 4, Inc. (“Registrant”)

Amendment No. 3 to Registration Statement on Form S-1

Filed on May 4, 2012

File No.  333-181147

Gentlepersons:

Please be advised that, on behalf of the Company, I hereby acknowledge the following:

•

Should the Securities and Exchange Commission (the “SEC”) or the staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the SEC from taking any action with respect to the filing;

•

The action of the SEC or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

•

The Company may not assert staff comments and the declaration of effectiveness as a defense in any proceeding initiated by the SEC or any person under the federal securities laws of the United States.

Very truly yours,

By: /s/ Judith Scarpello

       Judith Scarpello, President